   As filed with the Securities and Exchange Commission on September 21, 1998

                                                  Registration No. 333-_________

--------------------------------------------------------------------------------


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                                  BAYLAKE CORP.
             (Exact name of registrant as specified in its charter)

              WISCONSIN                               39-1268055
   (State or other jurisdiction of                 (I.R.S. Employer
   incorporation or organization)                 Identification No.)

                             217 North Fourth Avenue
                          Sturgeon Bay, Wisconsin        54235
               (Address of Principal Executive Offices)(Zip code)
                               ------------------

                      BAYLAKE CORP. 1993 STOCK OPTION PLAN
                            (Full title of the plan)
                               -------------------
                                                          Copy to:
         Thomas L. Herlache                        Kenneth V. Hallett, Esq.
            BAYLAKE CORP.                               QUARLES & BRADY
       217 North Fourth Avenue                     411 East Wisconsin Avenue
   Sturgeon Bay, Wisconsin  54235                 Milwaukee, Wisconsin 53202
(Name and address of agent for service)

                                 (920) 743-5551
          (Telephone number, including area code, of agent for service)
                               -------------------

                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
                                                                           PROPOSED
                                                        PROPOSED            MAXIMUM
  TITLE OF SECURITIES                                    MAXIMUM           AGGREGATE          AMOUNT OF
         TO BE                   AMOUNT TO BE        OFFERING PRICE        OFFERING         REGISTRATION
      REGISTERED                 REGISTERED(1)          PER SHARE            PRICE               FEE
      ----------                 -------------          ---------            -----               ---
     Common Stock,
     $5 par value               300,000 shares           (2)(3)        $7,794,630(2)(3)         $2,300
----------------------------------------------------------------------------------------------------------

(1) Restated to give effect to the Registrant's 1998 50% stock dividend. Also includes an indeterminate number of additional shares which may be issuable pursuant to the terms of the 1993 Stock Option Plan, as amended (the "Plan"), and stock option agreements relating to similar changes and adjustments with respect to the Registrant's Common Stock.
(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon the aggregate of (a) an exercise price of $19.17 with respect to 39,000 shares issuable upon exercise of options granted in January 1998 under the Plan, and (b) a market price of $27.00 per share (which is the average of the bid and asked price of the Registrant's Common Stock on September 14, 1998, as reported in the Milwaukee Journal Sentinel on September 15, 1998) with respect to 261,000 shares issuable upon exercise of options to be granted under the Plan.
(3) The actual offering price will be determined in accordance with the terms of the Plan. However, with respect to an incentive stock option, in no event shall such price be less than 100% of the fair market value of the Registrant's Common Stock on the date on which the option is granted.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         In accordance with General Instruction E to Form S-8 and because this Registration Statement only registers additional securities of the same class as other securities for which a Registration Statement filed on Form S-8 relating to the same employee benefit plan is effective, the contents of the following document filed by Baylake Corp. (the "Registrant") with the Securities and Exchange Commission (Commission File No. 0-8679) is incorporated herein by reference:

         The Registrant's Registration Statement on Form S-8 filed on March 31, 1994 (Registration No. 33-77498) relating to the Registrant's 1993 Stock Option Plan.

ITEM 8.  EXHIBITS.

         See the Exhibit Index following the Signatures page to this Registration Statement, which Exhibit Index is incorporated herein by reference.



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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sturgeon Bay, State of Wisconsin, on August 18, 1998.

BAYLAKE CORP.
(Registrant)

By:/s/ Thomas L. Herlache
   --------------------------------------------
        Thomas L. Herlache, President and Chief
         Executive Officer

                               ------------------

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas L. Herlache and Steven D. Jennerjohn, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                              --------------------

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.*


/s/ Thomas H. Herlache                    /s/ John D. Collins
------------------------------------      ------------------------------------
Thomas L. Herlache, President,            John D. Collins, Director
Chief Executive Officer, Chairman
of the Board and Director                 /s/ George Delveaux, Jr.
(Principal Executive Officer)             ------------------------------------
                                          George Delveaux, Jr., Director
/s/ Steven D. Jennerjohn
------------------------------------      /s/ L. George Evenson
Steven D. Jennerjohn, Treasurer           ------------------------------------
(Principal Financial Officer              L. George Evenson, Director
and Controller)
                                          /s/ Glenn Miller
/s/ Ronald D. Berg                        ------------------------------------
------------------------------------      Glenn Miller, Director
Ronald D. Berg, Director
                                          /s/ Joseph Morgan
/s/ Marie Bertschinger                    ------------------------------------
------------------------------------      Joseph Morgan, Director
Marie Bertschinger, Director
                                          /s/ Ruth Nelson
/s/ Richard A. Braun                      ------------------------------------
------------------------------------      Ruth Nelson, Director
Richard A. Braun, Director
                                          /s/ William C. Parsons
/s/ John W. Bunda                         ------------------------------------
------------------------------------      William C. Parsons, Director
John W. Bunda, Director








           *Each of these signatures is affixed as of August 18, 1998.

                                  BAYLAKE CORP.
                               (the "Registrant")

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT




Exhibit                            Incorporated by                Filed
Number     Description             Reference to                   Herewith

4.1     Registrant's Articles                                         X
        of Incorporation, as
        amended



4.2     Registrant's Bylaws,    Exhibit 3.2 to 1993 10-K
        as amended

5       Opinion of Counsel                                            X

23.1    Consent of                                                    X
        Independent
        Auditors

23.2    Consent of Counsel                                  Contained in opinion
                                                            filed as Exhibit 5

24      Power of Attorney                                   Signatures Page to
                                                            this Registration
                                                            Statement

99.1    1993 Stock Option                                            X
        Plan, as amended





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